EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-66702 and 33-83594) of American Oilfield Divers, Inc. of our report dated March 8, 1996 appearing in this Form 8-K.

                                     /s/ Arthur Andersen & Co.


Vancouver, British Columbia, Canada
December 18, 1996